SECURITIES PURCHASE AGREEMENT

      This Securities Purchase Agreement (this "Agreement") is dated as of May __, 2006, among DataLogic International, Inc., a Delaware corporation (the "Company"), and the purchasers identified on the signature pages hereto (each, a "Purchaser" and collectively, the "Purchasers").

      WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

      WHEREAS, the Purchasers understand and acknowledge that up to an aggregate of 20,000,000 shares of the Company's Common Stock (as defined below), 8,000,000 Class A Warrants (as defined below) and 5,000,000 Class B Warrants (as defined below) are being offered for sale by the Company through Midtown Partners & Co. LLC, as placement agent, on behalf of the Company pursuant to this Agreement.

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

                           ARTICLE I.
                           DEFINITIONS

      1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

            "Action" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

            "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

            "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

            "Change of Control" means the consummation, in one or a series of related transactions, of a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Company.

            "Class A Warrant Exercise Price" means $0.35 per share of Company Common Stock.

            "Class A Warrants" means warrants issued or issuable to the Purchasers at the Closing pursuant to this Agreement, each of which are exercisable for a period of five (5) years commencing six (6) months from the Closing Date.

            "Class B Warrant Exercise Price" means $0.45 per share of Company Common Stock.

             "Class B Warrants" means warrants issued or issuable to the Purchasers at the Closing pursuant to this Agreement, each of which are exercisable for a period of five (5) years commencing six (6) months from the Closing Date.

            "Closing" means the closing of the purchase and sale of the Shares and Warrants pursuant to Section 2.

            "Closing Date" means the date of the Closing.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" means the common stock of the Company, $.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

            "Common Stock Equivalents" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

            "Company Counsel" for the transactions contemplated by this Agreement means Weed & Co. LLP.

            "Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

            "Escrow Agent" means Richardson & Patel LLP.

            "Escrow Agreement" means the Escrow Agreement, dated as of the date of this Agreement, by and among the Escrow Agent, the Company and the Purchasers in the form of Exhibit A hereto.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Investment Amount" means, with respect to each Purchaser, the investment amount set forth under such Purchaser's name on the signature pages hereof next to the label "Investment Amount."

            "Lien" means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind, but excluding any restriction imposed under applicable securities laws.

            "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

            "Per Share Purchase Price" equals $0.20.

            "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

            "Qualified Institutional Buyer" means a "qualified institutional buyer" as such term is defined in Rule 144A promulgated under the Securities Act.

            "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Purchasers, in the form of Exhibit B hereto.

            "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

            "Securities" means the Shares and the Warrants. For every one hundred (100) Shares purchased by Purchaser, Purchaser shall be entitled to receive forty (40) Class A Warrants and twenty-five (25) Class B Warrants.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Shares" means the shares of Common Stock issued or issuable to the Purchasers at the Closing pursuant to this Agreement.

            "Subsidiary" means any subsidiary of the Company that would be required to be listed in an exhibit to the Company's Annual Report on Form 10-KSB covering the period in which the date of this Agreement falls.

            "Trading Day" means a day on which the Common Stock is traded on a Trading Market.

            "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

            "Transaction Documents" means this Agreement, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

            "Warrants" means the Class A Warrants and the Class B Warrants. "Warrant Shares" mean the Shares of the Company's Common Stock issuable upon the exercise of the Warrants.

                           ARTICLE II.
                        PURCHASE AND SALE

      2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the Shares and Warrants representing such Purchaser's Investment Amount. The Closing shall take place at the offices of Richardson & Patel LLP, The Chrysler Building, 405 Lexington Avenue, 26th floor, New York, New York 10174 on the date this Agreement is executed and delivered by the parties or at such other location or time as the parties may agree.

      2.2   Closing Deliveries.    At the Closing, the Company shall deliver
or cause to be delivered to each Purchaser the following:

                  (i) a certificate, registered in the name of such Purchaser evidencing the number of Shares as set forth under such Purchaser's name on the signature pages hereof next to the label "Shares";

                  (ii) a certificate, in the form attached hereto as Exhibit C, registered in the name of such Purchaser evidencing the number of Class A Warrants as set forth under such Purchaser's name on the signature pages hereof next to the label "Class A Warrants";

                  (iii) a certificate, in the form attached hereto as Exhibit D, registered in the name of such Purchaser evidencing the number of Class B Warrants as set forth under such Purchaser's name on the signature pages hereof next to the label "Class B Warrants";

                  (iv) the legal opinion of Company Counsel, in the form attached hereto as Exhibit E, addressed to the Purchasers;

                  (v) the Registration Rights Agreement duly executed by the Company; and

                  (vi) the Escrow Agreement duly executed by the Company.

            (b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

                  (i) such Purchaser's Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose;

                  (ii) the Registration Rights Agreement duly executed by such Purchaser; and

                  (iii) the Escrow Agreement duly executed by the Purchaser.

      2.3 Closing Conditions. (a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

                  (i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of each Purchaser contained herein;

                  (ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; an

                  (iii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

            (b) the respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

                  (i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

                  (ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

                  (iii) the delivery by the Company of the items set forth in
Section 2.2(a) of this Agreement;

                  (iv) there shall have been no Material Adverse Effect (as hereinafter defined) with respect to the Company since the date hereof; and

                  (v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

                          ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES

      The Company makes the representations and warranties to the Purchasers set forth in this Article III, subject to information set forth in the Disclosure Materials (as defined in Section 3.1(g)). The disclosure set forth in the Disclosure Materials shall qualify each section in this Article III where such information is applicable.

      3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser:

            (a) Organization and Qualification. Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect"). Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter document. All direct and indirect subsidiaries of the Company are set forth in the Disclosure Materials. Except as set forth in the Disclosure Materials, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

      (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles.

            (c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) assuming the accuracy of Purchasers' representations and warranties and compliance by the Purchasers of their respective covenants as set forth in this Agreement, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

            (d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing with the Commission of one or more Registration Statements in accordance with the requirements Registration Rights Agreement.

            (e) Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be duly and validly issued, fully-paid and non-assessable and free and clear of all Liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and upon exercise of the Warrants issuable hereunder.

            (f) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in Schedule 3.1(f). Except as set forth in Schedule 3.1(f), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in the Disclosure Materials, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in Schedule 3.1(f), the issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers and their permitted successors and assigns) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

            (g)   SEC Reports; Financial Statements.  Except as set forth in
Schedule 3.1(g), the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement, the "Disclosure Materials"), and for the twelve months preceding the date hereof, such reports have been filed on a timely basis or the Company has received a valid extension of such time of filing and has filed any such SEC Reports
prior to the expiration of any such extension.   Except as may have been
corrected or supplemented in a subsequent SEC Report, as of the date thereof, the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005 (the "Company 10-KSB") complied with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and, when filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as may have been corrected or supplemented in a subsequent SEC Report, the financial statements of the Company included in the Company 10-KSB comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as may have been corrected or supplemented in a subsequent SEC Report, such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, or, in the case of unaudited financial statements, as permitted by Item 310(b) of Regulation S-B promulgated under the Securities Act and the Exchange Act, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the lack of footnotes. Except as set forth in Schedule 3.1(g), the Company has not received any letters of comment from the Staff of the SEC which have not been satisfactorily resolved as of the date hereof.

            (h) Material Changes. Since the date of the latest balance sheet included within the SEC Reports, except as specifically disclosed in the Disclosure Materials, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and
(B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not materially altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity compensation plans. The Company does not have pending before the Commission any request for confidential treatment of information.

            (i) Litigation. Except as set forth in the SEC Reports, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been and there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

            (j) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

            (k) Compliance. Except as set forth in Schedule 3.1(k), neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

            (l) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

            (m) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is not delinquent. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

            (n) Patents and Trademarks. To the knowledge of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports as currently conducted and which the failure to so have would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

            (o) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            (p) Internal Control Over Financial Reporting. The Company and the Subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of December 31, 2005 (such date, the "Evaluation Date").
The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or any other factors that could significantly affect the Company's internal controls.

            (q) Certain Fees. Except as described in Schedule 3.1(q), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Purchaser pursuant to written agreements executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

            (r) Certain Registration Matters. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2(b)-(g), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents. The Company is eligible to register the resale of the Shares and the Warrant Shares for resale by the Purchasers under Form SB-2 promulgated under the Securities Act. Except as described in Schedule 3.1(r), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

            (s) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

            (t) Listing and Maintenance Requirements. The Company is, and has no reason to believe that it will not, upon the issuance of the Securities hereunder and in the foreseeable future, continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Over the Counter Bulletin Board. The issuance of the Securities hereunder does not contravene the rules and regulations of the Over the Counter Bulletin Board. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

            (u) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (v) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

            (w) Disclosure. The Company confirms that, neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that the Company believes constitutes or might constitute material, non-public information, except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Materials to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

            (x) Sarbanes-Oxley Act. The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement, except where such noncompliance would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

            (y) No Integrated Offering. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

            (z) Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts, other than in the ordinary course of its business, beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments (except where such Indebtedness would not have a Material Adverse Effect). For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

            (aa) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a material tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

            (bb) No General Solicitation. Neither the Company nor to the knowledge of the Company any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

            (cc) Foreign Corrupt Practices. Neither the Company, nor any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

            (dd) Accountants. The Company's accountants are set forth in the SEC Reports. To the knowledge of the Company, such accountants, who have expressed their opinion with respect to the financial statements included in the Company's Annual Report on Form 10-KSB for the year ending December 31, 2005, are a registered public accounting firm as required by the Securities Act.

            (ee) Acknowledgment Regarding Purchasers' Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers' purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

            (ff) Acknowledgement Regarding Purchasers' Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 3.2(j) hereof), it is understood and agreed by the Company
(i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or derivative securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Purchaser, including short sales, and specifically including, without limitation, short sales or derivative transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities; (iii) that any Purchaser, and counter parties in derivative transactions to which any such Purchaser is a party, directly or indirectly, presently may have a short position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm's length counter-party in any derivative transaction. The Company further understands and acknowledges that

(a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

            (gg) Manipulation of Price. The Company has not, and no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the placement agent's placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

      3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

            (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or limited liability company power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party and the consummation by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of this Agreement, the Registration Rights Agreement and the Escrow Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles.

            (b) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act. If such Purchaser has checked the box marked "Yes" on the signature page hereto, such Purchaser is a Qualified Institutional Buyer.

            (c) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

            (d) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

            (e) Knowledge and Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

            (f) Restrictions on Securities. Such Purchaser understands that the Securities have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

            (g) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

            (h) Investment Decision. Such Purchaser is not relying on the Company, any other potential Purchaser, or on any legal or other opinion in the materials reviewed by the Purchaser with respect to the financial or tax considerations of the Purchaser relating to its investment in the Securities. Such Purchaser has relied solely on the representations and warranties, covenants and agreements of the Company in this Agreement (including the Schedules and Exhibits hereto) and on its examination and independent investigation in making its decision to acquire the Securities. Such Purchaser has not relied on the business or legal advice of Midtown Partners & Co., LLC or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

            (i) No Other Representations. No oral or written representations have been made to such Purchaser by the Company, or any of its officers, directors, employees, agents, affiliates or subsidiaries of the Company, in connection with its acquisition of Securities which were in any way inconsistent with the representations contained herein. Such Purchaser acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to the Company, any of its Subsidiaries, any of their respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth in Article III hereof. Purchaser has not been furnished with any oral representation or oral information in connection with the offering of the Securities that is not contained in this Agreement or the SEC Reports

            (j) No Prior Short Selling. At no time during the 30 days prior to the Closing Date has such Purchaser engaged in or effected, in any manner whatsoever, directly or indirectly, any sale of Common Stock which such Purchaser is not deemed to own under the provisions of Rule 200(b) of Regulation SHO promulgated under the Exchange Act.

            (k) Compliance with Laws. Such Purchaser is in compliance with all securities laws applicable to it in connection with the transactions contemplated by the Transaction Documents, including all securities laws, rules and regulations in respect of the stabilization or manipulation of the price of the Common Stock.

            (l) Private Placement. Such Purchaser understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and each Purchaser hereby consents to such reliance.

            (m) Registration Statement Questionnaire. Such Purchaser has completed or caused to be completed the Selling Securityholder Notice and Questionnaire attached to the Registration Rights Agreement as Annex B, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement, or as applicable, any amendment thereto, and such Purchaser will notify the Company immediately of any material change in any such information provided in the Selling Securityholder Notice and Questionnaire until such time as the Registration Statement has been declared effective.

            (n) Commissions. Such Purchaser has not incurred any obligation for any finder's or broker's or agent's fees or commissions in connection with the transactions contemplated hereby. Such Purchaser acknowledges that Midtown Partners & Co., LLC will be paid a cash commission and non-accountable expense allowance totaling ten percent (10.0%) of the aggregate dollar amount of the Securities sold to Purchasers. Additionally, the Company will issue Midtown Partners & Co., LLC at the Closing a warrant to purchase up to ten percent 10.0% of the number of shares of Common Stock and Warrants sold to Purchasers pursuant to this Agreement, exercisable at $0.20 per share (with respect to the Common Stock sold pursuant to this Agreement), $0.35 per share (with respect to the Class A Warrants sold pursuant to this Agreement) and $0.45 per share (with respect to the Class B Warrants sold pursuant to this

Agreement), each exercisable for a period of five (5) years, commencing six
(6) months from the date of this Agreement.

            (o) Residence. If the Purchaser is an individual, such Purchaser resides in the state identified in the address of such Purchaser set forth on the signature page hereto; if such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchase in which its investment decision was made is located at the address or addresses of such Purchaser set forth on the signature page hereto.

            (p) Purchaser acknowledges that it will execute and deliver to the Company the Selling Securityholder Notice and Questionnaire attached as Annex B to the Registration Rights Agreement in connection with the filing of the Registration Statement, prior to the filing thereof.

      The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                           ARTICLE IV.
                 OTHER AGREEMENTS OF THE PARTIES

      4.1 (a) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

            (b) Certificates evidencing each of the Shares, the Warrants and the Warrant Shares, will contain the following legend, so long as is required by this Section 4.1(b):

      THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES
      ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY,
      MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

      The Company acknowledges and agrees that a Purchaser may from time to time pledge Securities pursuant to a bona fide margin account and, if required under the terms of such account, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but the legend shall remain on the pledged Securities and such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

            (c) Certificates evidencing the Shares and the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering the resale of such Shares is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to and in compliance with Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Upon satisfaction of the conditions specified in the preceding sentence and receipt of any opinion requested by the Company pursuant to Section 4.1(a), the Company shall cause its counsel to issue the legal opinion to the Company's transfer agent promptly after the Effective Date if requested by the Company's transfer agent to effect the removal of the legend hereunder. Following the Effective Date or at such earlier time as a legend is no longer required for the Shares under this Section 4.1(c), the Company will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company's transfer agent of a certificate representing Shares or the Warrant Shares, as the case may be, containing a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser's prime broker with the Depository Trust Company System.

            (d) In addition to such Purchaser's other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares or the Warrant Shares, as the case may be, (based on the closing price of the Common Stock on the date such Securities are submitted to the Company's transfer agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

      4.2 Furnishing of Information. As long as any Purchaser owns the Securities, the Company covenants to use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act which are required to be filed in order to satisfy the current public information requirements of Rule 144(c)(1). As long as any Purchaser owns Securities, if the Company is no longer subject to the periodic reporting requirements of the Exchange Act and Rule 144(k) is not available to any Purchaser with respect to any Securities held, the Company will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c)(2) such information as is required for the Purchasers to sell the Shares or the Warrant Shares, as the case may be, under Rule 144.

      4.3 Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. Eastern time on the Trading Day following the date hereof, issue a press release, disclosing the material terms of the transactions contemplated hereby and shall promptly thereafter, but in any event prior to 5:30 pm on the same day file a Current Report on Form 8-K disclosing the material terms of the transaction and shall attach the Transaction Documents thereto. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is
listed.   The Company and Midtown Partners & Co., LLC, on behalf of the
Purchasers, shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither party shall issue any such press release without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, except if such disclosure is required by law or Trading Market regulations, in which case the disclosing party shall provide the other party with prior notice of such press release. The Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

      4.4   Indemnification.

            (a) Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser's acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement, except to the extent that such claims are based on a breach of any representations and warranties or covenants made by the Purchasers in Transaction Documents.

            (b)  Indemnification of Purchasers.   Subject to the provisions of
this Section 4.4, the Company will indemnify and hold the Purchasers and their directors, officers, stockholders, members, partners, employees and agents (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not a Purchaser or an Affiliate of any Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser's representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing,
(ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

            (c) Indemnification of Company. In addition to the indemnity provided in the Registration Rights Agreement, the Purchasers will, severally and not jointly, indemnify and hold the Company and its directors, officers, shareholders, partners, employees and agents (each, a "Company Party") harmless from any and all Losses that any such Company Party may suffer or incur as a result of or relating to any material misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Purchasers in any Transaction Document; provided, that such indemnity (other than as to any indemnity called for under the Registration Rights Agreement) does not exceed, with respect to each Purchaser, the portion of the Investment Amount of such Purchaser hereunder, together with the Company's reasonable attorneys' fees and costs of investigation subject to indemnification above. Except as set forth above, the mechanics and procedures with respect to the rights and obligations under this Section 4.4(c) will be the same as those set forth in the Registration Rights Agreement.

      4.5 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes, and not for the satisfaction of debt (other than trade payables in the ordinary course, consistent with past practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding Action with such proceeds.

      4.6 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval of the sale of the Securities to the Purchasers unless stockholder approval is obtained before the closing of such subsequent transaction.

      4.7 Stockholder Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an "Acquiring Person" under any stockholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

      4.8 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

      4.9 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares and Warrant Shares pursuant to this Agreement.

      4.10 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on a Trading Market, and as soon as reasonably practicable following the Closing (but not later than the earlier of the Effective Date and the first anniversary of the Closing
Date) to list all of the Shares and Warrant Shares on such Trading Market, if applicable. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible. The

Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

      4.11 Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (on a pro-rata basis) is also offered to all of the parties to the Transaction Documents, provided such party holds all or any portion of the Shares purchased pursuant to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

      4.12 Participation in Future Financing. From the date hereof until 12 months after the Closing Date, provided the Purchaser continues to hold all or any portion of the Shares, upon any financing by the Company or any of its subsidiaries of Common Stock, Common Stock Equivalents or debt securities (a "Subsequent Financing"), each Purchaser shall have the right to to exchange some or all of any of its Shares then held by it for any securities issued in the Subsequent Financing (such exchange to be made at the same time as, and pursuant to, the closing of the Subsequent Financing) based on the Per Share
Purchase Price of the Shares.   At least 10 Trading Days prior to the closing
of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing ("Pre-Notice"), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of a Purchaser (which shall be made within 2 Trading Days of delivery of a Pre-Notice), and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected (subject to confidentiality), and attached to which shall be a term sheet or similar document relating thereto. If by 6:30 p.m. (New York City time) on the 10th Trading Day after all of the Purchasers have received the Pre-Notice, notifications of the Purchasers of their willingness to exchange their Shares for securities to be issued in the Subsequent Financing such Purchaser shall be deemed to have notified the Company that it does not elect to participate. The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.12, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason substantially on terms no more favorable to the Purchasers than those set forth in such Subsequent Financing Notice within 60 Trading Days after the date of the initial Subsequent Financing Notice.

      4.13 Short Sales and Confidentiality After The Date Hereof. Such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company's securities) since the time that such Purchaser was first contacted by the Company, Midtown Partners & Co., LLC or any other Person regarding an investment in the Company. Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company. Such Purchaser has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company such Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4 to the extent permitted by applicable rules. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

                           ARTICLE V.
                          MISCELLANEOUS

      5.1 Fees and Expenses. At the Closing, the Company shall pay to Richardson & Patel LLP an aggregate of $10,000 for its legal fees, less any amounts previously paid, plus expenses incurred in connection with its preparation and negotiation of the Transaction Documents. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Securities.

      5.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

      5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

      If to the Company:    DataLogic International, Inc.
                            18301 Von Karman Ave., Suite 250
                            Irvine, CA 92612
                            Attention:  Keith Moore, CEO
                            Facsimile No.: (815) 301-8756

      With a copy to:       Weed & Co. LLP
                            4695 MacArthur Court, Suite 1430
                            Newport Beach, CA 92660
                            Attn: Rick Weed, Esq.
                            Facsimile No.: (949) 475-9087

      If to a Purchaser:    To the address set forth under such Purchaser's
                            name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

      5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

      5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

      5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities; provided, that, such transfer is in accordance with this Agreement and the transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers."

      5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5.

      5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses actually incurred with the investigation, preparation and prosecution of such Proceeding.

      5.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

      5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic signature page were an original thereof.

      5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

      5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

      5.14 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

      5.15 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser's obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before May 31, 2006; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

      5.16 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, or condition (financial or otherwise) of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. The Company hereby confirms that it understands and agrees that the Purchasers are not acting as a "group" as that term is used in Section 13(d) of the Exchange Act. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement and the Transaction Documents

      5.17 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.


           [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                        DATALOGIC INTERNATIONAL, INC.


                        _________________________________________________
                        Name:   Keith Moore
                        Title:  Chief Executive Officer



           [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
              SIGNATURE PAGES FOR PURCHASERS FOLLOW]

      IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

                        [________________________________]

                        By: ______________________________
                        Name:
                        Title:



   [PURCHASER SIGNATURE PAGES TO DATALOGIC INTERNATIONAL, INC.
                  SECURITIES PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________
Signature of Authorized Signatory of Purchaser:____________________________ Name of Authorized Signatory: _____________________________________________
Title of Authorized Signatory: ____________________________________________
Email Address of Purchaser:________________________________________________

Address for Notice of Purchaser:



Address for Delivery of Securities for Purchaser (if not same as above):


Subscription Amount:
Shares:
Class A Warrants:
Class B Warrants:
EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]


                              Investment Amount:  $[      ]

                              Shares:
                              Class A Warrants:
                              Class B Warrants:
                              Qualified Institutional Buyer: [ ] Yes
                                                             [ ] No

                            Exhibit A

                         Escrow Agreement

                            Exhibit B

                  Registration Rights Agreement

                            Exhibit C

                     Form of Class A Warrant

                            Exhibit D

                     Form of Class B Warrant

                            Exhibit E

              Form of Company Counsel Legal Opinion

                       DISCLOSURE SCHEDULE

      This Disclosure Schedule has been prepared in connection with the Securities Purchase Agreement dated May __, 2006 (the "Agreement") between DataLogic International, Inc., a Delaware corporation (the "Company") and the purchasers identified on the signature page to the Agreement (each a "Purchaser" and, collectively, the "Purchasers"). Capitalized terms not otherwise defined in this Disclosure Schedule shall have the same meaning as in the Agreement.

      The disclosure of any matter in this Disclosure Schedule should not be construed as indicating that such matter is necessarily required to be disclosed in order for any representation or warranty in the Agreement to be true and correct in all material respects. Any description of any document included in this Disclosure Schedule is qualified in all respects by reference to such document.

                         Schedule 3.1(a)

                           Subsidiaries

DataLogic Consulting, Inc., a Texas corporation (100% owned by Datalogic International, Inc.)

IPN Communications, Inc., a California corporation (100% owned by Datalogic International, Inc.)

DataLogic Consulting International, Inc., a Delaware corporation (100% owned by Datalogic International, Inc.) f/k/a DataLogic New Mexico, Inc., a Delaware corporation

DataLogic New Mexico, Inc., a New Mexico corporation (100% owned by DataLogic International, Inc.)

                         Schedule 3.1(f)

                         Capitalization

Common Stock - Authorized:  100,000,000 shares, par value $.001 per share
               Outstanding:  45,482,382 shares

Preferred Stock - None. The Company is in the process of seeking stockholder approval to amend its Certificate of Incorporation to authorize the issuance of 5,000,000 shares of "blank check" preferred stock.

Stock Options Outstanding - 9,887,500
Warrants Outstanding - 2,325,000

Convertible Debenture -  None

                         Schedule 3.1(g)

                           SEC Reports

The SEC Reports are currently under review by the Securities and Exchange Commission (the "SEC").

In connection with the SEC's review, the Company received staff comment
letters dated October 3, 2005 and March 13, 2006.   The Company's response to
the most recent comment letter is reflected in the Company 10-KSB.

The resolution of the SEC staff's review may result in further adjustments to the disclosures and/or the financial statements contained in the SEC Reports.

                         Schedule 3.1(h)

                         Material Changes

On January 20, 2006, we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. ("Laurus"), pursuant to which we issued to Laurus a Secured Term Note in the principal amount of $3,250,000 and redeemed our $3,000,000 original principal amount Secured Convertible Term Note due June 25, 2007 held by Laurus. The transaction is described in more detail in the Company's Current Report on Form 8-K dated January 25, 2006.

                         Schedule 3.1(i)

                            Litigation

Digital Packet Licensing Corp has threatened legal action against IPN Communications, Inc. alleging patent infringement. We are in settlement discussions and anticipate the settlement amount will be immaterial

                         Schedule 3.1(k)

                            Compliance
None.

                         Schedule 3.1(n)

                      Patents and Trademarks

Digital Packet Licensing Corp has threatened legal action against IPN Communications, Inc. alleging patent infringement. We are in settlement discussions and anticipate the settlement amount will be immaterial

Prior to the Company's acquisition of the assets of CBSi Holdings, Inc., CBSi received communications from AirIQ, Inc. informing CBSi of the existence of certain patents held by AirIQ. The Company is in the process of evaluating the impact, if any, on the Company's planned operations of these claimed intellectual property rights.

                         Schedule 3.1(q)

                           Certain Fees

BROKER:    MIDTOWN PARTNERS & CO., LLC
           4902 Eisenhower Blvd., Suite 185
           Tampa, Florida 33634

           Cash Fee. The Company has agreed that it will pay the Broker, on the Closing Date a fee (including a non-accountable expense allowance) of ten percent (10%) of the Purchase Price ("Broker's Cash Fee").

           The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the sale of the Securities except the Broker.

           Broker's Warrants. On the Closing Date, the Company will issue to the Broker, (a) 10 warrants, each to purchase one share of common stock, for each one hundred (100) Shares issued to the Purchaser at an exercise price of $.20 per share, (b) 10 warrants, each to purchase one share of common stock, for each one hundred (100) shares of common stock issuable upon the exercise of the Class A Warrants issued to the Purchaser at an exercise price of $.35 per share, and (c) 10 warrants, each to purchase one share of common stock, for each one hundred (100) shares of common stock issuable upon the exercise of the Class B Warrants issued to the Purchaser at an exercise price of $.45 per share ("Broker's Warrants")



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                         Schedule 3.1(r)

                       Registration Matters

Registration rights granted pursuant to CBSi Asset Purchase Agreement dated September 15, 2005 (filed as an exhibit to the Company's Current Report on Form 8-K dated September 21, 2005).

Registration rights granted to Laurus Master Fund Ltd. pursuant to Registration Rights Agreement dated January 20, 2006 (filed as an exhibit to the Company's Current Report on Form 8-K dated January 25, 2006).


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                         Schedule 3.1(aa)

                            Tax Status

The Company is in the process of filing the following tax returns:
2002 - 2005 Federal tax returns for DataLogic International, Inc.
2002 - 2005 California Franchise tax returns for DataLogic Consulting, Inc. 2003 - 2005 California Franchise tax returns for IPN Communications, Inc.

State of Tennessee state sales tax lien, current balance $105,000







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